Exhibit 99.1

Investor Relations Contact:

Michael Picariello, CommVault

732-728-5380

ir@commvault.com

CommVault Announces Fourth Quarter and Fiscal 2013 Financial Results

CommVault Reports Record Quarterly Revenues & Non-GAAP Earnings

Revenues of $138.3 million up 21% year over year

GAAP EBIT of $21.9 million; GAAP EPS $0.35

Non-GAAP EBIT of $31.8 million; Non-GAAP EPS $0.41

Fourth Quarter and Fiscal 2013 Highlights Include:

	Fourth Quarter	Fiscal 2013
GAAP Results:
Revenues	$138.3 million	$495.9 million
Income from Operations (EBIT)	$21.9 million	$80.9 million
EBIT Margin	15.8%	16.3%
Diluted Earnings Per Share	$0.35	$1.10
Cash Provided by Operations	$42.9 million	$112.7 million

Non-GAAP Results:
Income from Operations (EBIT)	$31.8 million	$113.1 million
EBIT Margin	23.0%	22.8%
Diluted Earnings Per Share	$0.41	$1.49

OCEANPORT, N.J. — May 7, 2013 — CommVault [NASDAQ: CVLT] today announced its financial results for the fourth quarter and fiscal year ended March 31, 2013.

N. Robert Hammer, CommVault’s chairman, president and CEO stated, “Our excellent results in the fourth quarter were highlighted by record revenues, non-GAAP EBIT and operating cash flows. Our 23% growth in software revenues in the fourth quarter compared to the prior year was driven by another quarter of record enterprise software deals (transactions greater than $100,000) and strong demand both domestically and internationally. Our fourth quarter results concluded a strong fiscal 2013 where we achieved substantial improvements in all aspect of our business by delivering 25% software revenue growth and a 53% improvement in non-GAAP EBIT for the full fiscal year.”

Hammer added, “We are well positioned going into fiscal 2014 and expect to deliver strong double digit revenue and non-GAAP operating income growth rates. We are particularly excited about the recent introduction of our new Simpana 10 software release. We believe that our Simpana 10 release has taken innovation in the market to a whole new level by radically changing the way companies manage data for their mobile workforces, improve operational efficiencies and extract value from their data for better decision making.”

Total revenues for the fourth quarter of fiscal 2013 were $138.3 million, an increase of 21% over the fourth quarter of fiscal 2012 and an increase of 8% over the prior quarter. Software revenue in the fourth quarter of fiscal 2013 was $72.1 million, an increase of 23% year-over-year and 9% sequentially. Services revenue in the fourth quarter of fiscal 2013 was $66.1 million, an increase of 20% year-over-year and 6% sequentially.

For the full fiscal year, total revenues were $495.9 million, an increase of 22% over fiscal 2012. Software revenue for the full fiscal year was $251.5 million, an increase of 25% over fiscal 2012. Services revenue for the full fiscal year was $244.3 million, an increase of 19% over fiscal 2012.

Income from operations (EBIT) was $21.9 million for the fourth quarter, a 58% increase from $13.9 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 50% to $31.8 million in the fourth quarter of fiscal 2013 compared to $21.1 million in the fourth quarter of the prior year. On a sequential basis, non-GAAP income from operations (EBIT) increased 7% in the fourth quarter of fiscal 2013.

Income from operations (EBIT) for the full fiscal year was $80.9 million, an increase of 64% over fiscal 2012. Non-GAAP income from operations (EBIT) increased 53% to $113.1 million in fiscal 2013 compared to $73.7 million in fiscal 2012.

For the fourth quarter of fiscal 2013, CommVault reported net income of $17.0 million, an increase of $7.1 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 48% to $20.2 million, or $0.41 per diluted share, from $13.7 million, or $0.29 per diluted share, in the same period of the prior year.

For the full fiscal year, CommVault reported net income of $53.2 million, an increase of $21.3 million compared to fiscal 2012. Non-GAAP net income for the full fiscal year increased 51% to $71.9 million, or $1.49 per diluted share, from $47.6 million, or $1.01 per diluted share, in fiscal 2012.

Operating cash flow totaled $42.9 million for the fourth quarter of fiscal 2013 compared to $30.1 million in the fourth quarter of fiscal 2012. For the full fiscal year, operating cash flow was $112.7 million, an increase of 13% compared to $100.0 million for fiscal 2012. Total cash and short-term investments were $435.9 million as of March 31, 2013 compared to $300.2 million as of March 31, 2012. There were no share repurchases during the fourth quarter of fiscal 2013, which still leaves $102.8 million remaining in the existing repurchase plan available through March 31, 2014.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlight:

•

On February 25, 2013, CommVault announced the release of its Simpana 10 software suite. Simpana 10 extends CommVault’s data protection and archiving leadership to deliver secure, self-service access from mobile devices, speed the adoption of cloud computing and extract value from Big Data. Simpana 10 includes major technology advancements such as Enhanced IntelliSnap™ snapshot management; Simpana OnePass™ with Exchange; tighter integration with Microsoft Hyper-V, VMware vSphere 5.1 and vCloud Director 5.1; workflow automation; fourth-generation parallel deduplication; and customizable web-based reporting, dashboards and cloud-based analytics.

Use of Non-GAAP Financial Measures

CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 37% in fiscal 2013 and 36% in fiscal 2012.

CommVault anticipates that in any given quarter its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the fourth quarter of fiscal 2013 was 23% and the GAAP tax rate for the fourth quarter of fiscal 2012 was 30%. On an annual basis, the GAAP tax rate over the past six fiscal years was 35% for fiscal 2013, 36% for fiscal 2012, 42% for fiscal 2011, 43% for fiscal 2010, 44% for fiscal 2009, and 23% for fiscal 2008. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate in recent fiscal years. The cash tax rate for fiscal 2013 is estimated to be approximately 12% and the cash tax rate over the prior three fiscal years is estimated to be approximately 14% for fiscal 2012, approximately 11% for fiscal 2011 and approximately 10% for fiscal

2010. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate through fiscal 2014 and into fiscal 2015. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault measured itself to non-GAAP tax rates of 36% in fiscal 2012 and 37% in fiscal 2013 and anticipates that it will measure itself to a non-GAAP tax rate of 37% in fiscal 2014. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate over the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information

CommVault will host a conference call today, May 7, 2013, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 888-895-5479 (domestic) or 847-619-6250 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under “Investor Events” located under the “Investor Relations” section of the website. An archived webcast of this conference call will also be available following the call.

About CommVault

A singular vision — a belief in a better way to address current and future data management needs — guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.

Safe Harbor Statement

This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

© 1999-2013 CommVault Systems, Inc. All rights reserved. CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, Simpana OnePass, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, IntelliSnap, ROMS, and CommValue are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

CommVault Systems, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2013	2012	2013	2012
Revenues:
Software	$72,145	$58,753	$251,508	$201,800
Services	66,129	55,261	244,342	204,839

Total revenues	138,274	114,014	495,850	406,639

Cost of revenues:
Software	765	696	2,863	2,747
Services	17,091	13,984	62,089	50,660

Total cost of revenues	17,856	14,680	64,952	53,407

Gross margin	120,418	99,334	430,898	353,232

Operating expenses:
Sales and marketing	71,062	61,901	247,696	219,025
Research and development	12,607	10,987	47,356	39,936
General and administrative	13,551	11,452	50,119	40,619
Depreciation and amortization	1,299	1,109	4,832	4,353

Income from operations	21,899	13,885	80,895	49,299
Interest expense	—	—	—	(57)
Interest income	263	237	1,059	750

Income before income taxes	22,162	14,122	81,954	49,992
Income tax expense	5,177	4,280	28,745	18,052

Net income	$16,985	$9,842	$53,209	$31,940

Net income per common share:
Basic	$0.37	$0.22	$1.17	$0.72

Diluted	$0.35	$0.21	$1.10	$0.68

Weighted average common shares outstanding:
Basic	46,257	44,413	45,463	44,089

Diluted	49,117	47,390	48,330	47,201

Table II

CommVault Systems, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2013	March 31, 2012
Assets
Current assets:
Cash and cash equivalents	$433,964	$297,088
Short-term investments	1,948	3,146
Trade accounts receivable, net	85,033	67,793
Prepaid expenses and other current assets	15,225	12,606
Deferred tax assets, net	19,328	14,717

Total current assets	555,498	395,350

Deferred tax assets, net	21,166	23,861
Property and equipment, net	21,112	9,137
Other assets	7,078	4,340

Total assets	$604,854	$432,688

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,860	$1,847
Accrued liabilities	55,577	45,888
Deferred revenue	152,967	125,314

Total current liabilities	212,404	173,049

Deferred revenue, less current portion	31,303	22,059
Other liabilities	7,130	7,596

Total stockholders’ equity	354,017	229,984

Total liabilities and stockholders’ equity	$604,854	$432,688

Table III

CommVault Systems, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2013	2012	2013	2012
Cash flows from operating activities
Net income	$16,985	$9,842	$53,209	$31,940
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,334	1,135	4,939	4,484
Noncash stock-based compensation	9,037	6,382	30,098	21,426
Excess tax benefits from stock-based compensation	(4,966)	(8,983)	(23,080)	(16,009)
Deferred income taxes	(4,207)	(4,628)	(2,094)	(4,993)

Changes in operating assets and liabilities:
Trade accounts receivable	(14,504)	(2,301)	(17,939)	5,419
Prepaid expenses and other current assets	(36)	(2,387)	(2,684)	(4,198)
Other assets	(251)	(525)	(1,844)	(3,720)
Accounts payable	1,201	(993)	2,036	204
Accrued liabilities	14,847	17,615	32,358	29,038
Deferred revenue	24,091	15,372	38,041	35,599
Other liabilities	(650)	(412)	(357)	810

Net cash provided by operating activities	42,881	30,117	112,683	100,000

Cash flows from investing activities
Purchase of short-term investments	—	—	(1,948)	(3,146)
Proceeds from maturity of short-term investments	—	—	3,146	1,150
Purchases for corporate campus headquarters	(7,665)	—	(9,209)	—
Purchase of property and equipment	(3,759)	(1,379)	(7,821)	(5,796)

Net cash used in investing activities	(11,424)	(1,379)	(15,832)	(7,792)

Cash flows from financing activities
Repurchase of common stock	—	—	—	(45,639)
Proceeds from the exercise of stock options	4,051	4,109	18,128	18,123
Excess tax benefits from stock-based compensation	4,966	8,983	23,080	16,009

Net cash provided by (used in) financing activities	9,017	13,092	41,208	(11,507)

Effects of exchange rate — changes in cash	(1,808)	1,252	(1,183)	(783)

Net increase in cash and cash equivalents	38,666	43,082	136,876	79,918
Cash and cash equivalents at beginning of period	395,298	254,006	297,088	217,170

Cash and cash equivalents at end of period	$433,964	$297,088	$433,964	$297,088

Table IV

CommVault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2013	2012	2013	2012
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$21,899	$13,885	$80,895	$49,299
Noncash stock-based compensation (1)	9,037	6,382	30,098	21,426
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	851	866	2,096	2,964

Non-GAAP income from operations	$31,787	$21,133	$113,089	$73,689

GAAP net income	$16,985	$9,842	$53,209	$31,940
Noncash stock-based compensation (1)	9,037	6,382	30,098	21,426
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	851	866	2,096	2,964
Non-GAAP provision for income taxes adjustment (3)	(6,682)	(3,414)	(13,490)	(8,726)

Non-GAAP net income	$20,191	$13,676	$71,913	$47,604

Diluted weighted average shares outstanding	49,117	47,390	48,330	47,201

Non-GAAP diluted net income per share	$0.41	$0.29	$1.49	$1.01

Footnotes — Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended March 31,		Year Ended March 31,
	2013	2012	2013	2012
Cost of services revenue	$304	$313	$963	$648
Sales and marketing	3,917	2,692	13,508	9,818
Research and development	906	709	3,020	2,270
General and administrative	3,910	2,668	12,607	8,690

Stock-based compensation expense	$9,037	$6,382	$30,098	$21,426

(2)	Represents additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 37% in fiscal 2013 and 36% in fiscal 2012.